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                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE
                                                        Contact: Sean Moran, CFO
                                                      Sontra Medical Corporation
                                                         Telephone: 617-494-5337

           Sontra Medical Corporation Appeals Nasdaq Initial Findings

Cambridge, Mass.---June 28, 2002--Sontra Medical Corporation (Nasdaq SmallCap:
SONT), a development stage medical device company engaged in the research and development of transdermal diagnostic and drug delivery products, announced today that it received a notification from Nasdaq on June 24, 2002 that the Company's common stock failed to comply with the $4.00 minimum bid price requirement and the $5,000,000 shareholders' equity requirement for initial listing and that, as a result, its common stock is subject to delisting from the Nasdaq SmallCap Market. Although the Company is currently in compliance with the continued listing standards of the Nasdaq SmallCap Market, the Nasdaq staff determined that the consummation of the merger, announced on June 24, 2002, between the Company (formerly ChoiceTel Communications, Inc.) and Sontra Medical, Inc. constituted a reverse merger under Marketplace Rule 4330(f) and, therefore, the post-transaction company would be required to meet the more stringent initial listing requirements of the Nasdaq SmallCap Market.

The Company has requested an oral hearing with the Nasdaq Listing Qualifications Panel and its common stock will continue to trade on the Nasdaq SmallCap Market pending the outcome of the hearing. The closing price of the Company's common stock on the Nasdaq SmallCap Market on June 27, 2002 was $4.17 per share, though there can be no assurance that the panel will grant the Company's request for continued listing. In the event that the Company's shares of common stock are delisted from the Nasdaq SmallCap Market, the Company would apply to list its common stock on OTC Bulletin Board or another quotation system or exchange on which the Company would qualify.

Thomas W. Davison, Sontra's chief executive officer and president, stated "We are taking actions to rectify this situation and we intend to pursue and implement a plan to meet these requirements in the future. Although there can be no guarantee that we will persuade Nasdaq, we are looking forward to the hearing at which time we hope to end the current delisting proceedings initiated against the Company."

About Sontra Medical Corporation (www.sontra.com)

On June 24, 2002, ChoiceTel Communications, Inc. announced the consummation of its merger with Sontra Medical, Inc. As a result of the merger, ChoiceTel Communications changed its name to Sontra Medical Corporation and began operating in Sontra's line of business.

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Sontra Medical Corporation is a development stage life sciences company engaged in the research and development of transdermal diagnostic products, including transdermal transport of interstitial fluid for diagnostic purposes. Sontra also is developing technology for the transdermal delivery of therapeutics and topical components for pharmaceutical and cosmetics applications. Sontra believes that its ultrasound-mediated skin permeation technology will provide a platform for the development of products that offer less painful and more convenient alternatives to blood tests and needle-free delivery of biopharmaceutical drugs, thereby improving patient compliance to therapy, improving their quality-of-life, and reducing health care costs.

Safe Harbor Statement

This press release contains forward-looking statements, express and implied, that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Such risks and uncertainties include, among others, dependence on key personnel and proprietary technology, uncertainty of product development efforts, risks associated with the product regulatory approval processes, and the risk that the Company's common stock will be delisted from the Nasdaq SmallCap Market. Additional information on these and other factors that may cause actual results and performance to differ materially is included in the joint proxy statement/prospectus contained in the Company's Registration Statement on Form S-4/A (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") on May 16, 2002, and in the Company's periodic and current reports filed with the SEC. Copies of such documents may be obtained by contacting the Company or the SEC. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.